Exhibit 99.1

Femasys Inc. Announces Financial Results for the Second Quarter Ended
June 30, 2022 and Provides Corporate Update

-    Continued focus and progress with FemaSeed® and FemBloc® biomedical product candidates in development

-    FemCerv® and FemCath™ commercial availability expected by year-end

ATLANTA, August 10, 2022 -- Femasys Inc. (NASDAQ: FEMY), a biomedical company aiming to meet women's needs worldwide by developing a suite of product candidates that include minimally invasive, in-office technologies for reproductive health, today announced financial results for the second quarter and six months ended June 30, 2022 and provided a corporate update.

“The decision this past quarter announcing the overturn of the landmark Roe v. Wade case underscores the importance for women to have access to reproductive health options that are safe and reliable, which strongly coincides with Femasys’ mission," said Kathy Lee-Sepsick, founder, president and chief executive officer of Femasys. “Now, more than ever, advanced and modernized reproductive health solutions, like those we are developing for women, are of paramount importance as options for family planning. Safety and choice have always been core drivers in our mission to develop non-surgical solutions for women around the world. FemBloc® is the only permanent birth control alternative in development designed with accessibility and affordability in mind to provide a non-surgical tubal occlusion option to women.”

Second Quarter and Recent Developments Related to Clinical Programs

FemBloc
•
On July 28, 2022, Femasys hosted a Key Opinion Leader (KOL) event in the wake of the overturn of Roe v. Wade, to discuss FemBloc. The webinar featured a presentation from KOL, Paul D. Blumenthal, MD, MPH, Professor of Obstetrics and Gynecology of The Stanford University Medical Center and discussion of the unmet need for women seeking permanent birth control options.

•
Femasys remains on track to complete enrollment for its Stage 2 study of FemBloc in the third quarter and file an Investigational Device Exemption (IDE) for a pivotal trial to support a Pre-Market Authorization (PMA) in the first quarter of next year.

FemaSeed
•
An interim analysis for the FemaSeed LOCAL de novo pivotal trial is planned for the fourth quarter of this year. The trial is being conducted across centers in the United States and is expected to enroll up to 792 patients who are diagnosed as infertile. The primary endpoints of the study are to determine effectiveness (clinical pregnancy rate) and safety over a period of up to seven weeks. The Company expects to complete enrollment in the second quarter of next year.

Corporate Highlights

•
In July, Charles Larsen, a current member of Femasys’ Board of Directors, was appointed to the role of non-executive Chair, replacing founder, president and chief executive officer, Kathy Lee-Sepsick. Mr. Larsen has served as a member of Femasys’ board of directors since October 2015 and brings over 40 years of medical device industry experience and skills strongly aligned with the Company’s strategy to strengthen its corporate governance.

Ms. Lee-Sepsick added, “After extensive preparations last quarter, we are now readying to make two products available to the market in the fourth quarter, in line with broadening solutions to improve the continuum of healthcare options for women: FemCerv®, our endocervical tissue sampler, and FemCath™, our selective delivery catheter for fallopian tube evaluation. These two products will be added to our commercial portfolio along with our FemVue® diagnostic product, the first device enabling an in-office ultrasound diagnosis as an alternative to seeing a radiologist, to assess fallopian tubes for infertility. In parallel, we are on track to complete enrollment in the third quarter for FemBloc® our non-surgical permanent birth control solution and in the fourth quarter, conduct an interim analysis for FemaSeed®, our novel treatment for infertility.”

Second Quarter 2022 Financial Results

•
General and administrative expenses increased by $130,539, or 12.4%, to $1,181,938 for the three months ended June 30, 2022 from $1,051,399 for the three months ended June 30, 2021. The net increase was largely due to an increase in salaries and related personnel costs due to an increase in headcount, an increase in facility and other allocated overhead costs mainly for additional directors & officers insurance and offset by a decrease in professional costs for legal and accounting.

•
Research and development expenses increased by $578,056, or 64.6%, to $1,472,924 for the three months ended June 30, 2022 from $894,868 for the three months ended June 30, 2021. The net increase of $578,056 largely consists of an increase of $142,144 in compensation and related personnel costs primarily due to an increase in headcount, an increase of $233,673 in clinical-related costs, an increase of $88,255 in material and development costs, and an increase of $116,692 in professional and outside consultant costs, all to mainly support the Company’s clinical trials.

•
Sales of the Company’s FemVue® product decreased by $22,893, or 7.0%, to $303,113 for the three months ended June 30, 2022 from $326,006 for the three months ended June 30, 2021. U.S. sales increased by $35,094, or 13.1%, for the three months ended June 30, 2022 as compared to the same period last year; however, there were no international sales for the three months ended June 30, 2022 as compared to $57,987 reported for the same period last year resulting in a net decrease of $22,893 in sales. U.S. units sold increased by 12.6% for the three months ended June 30, 2022 as compared to the same period last year.

•
Sales and marketing expenses increased by $41,349, or 189.4%, to $63,177 for the three months ended June 30, 2022 from $21,828 for the three months ended June 30, 2021 largely due to an increase in compensation and related personnel costs due to an increase in headcount and additional marketing costs.

•
Cost of sales decreased by $5,274, or 4.9%, to $102,353 for the three months ended June 30, 2022 from $107,627 for the three months ended June 30, 2021. The decrease in cost of sales was largely due to the Company’s sales mix as its U.S. sales have a higher gross margin as compared to its international sales. Gross margin percentage was 66.2% for the three months ended June 30, 2022 as compared to 67.0% for the three months ended June 30, 2021. The Company expects to see improvement in its gross margin in the future as we are investing in equipment and tooling which will enable us to reduce labor in certain manufacturing processes and reduce material costs as well.

•
Net loss was $2,634,101, or $0.22 per basic and diluted share attributable to common stockholders, primarily reflecting the factors noted above, for the three months ended June 30, 2022, compared to $1,083,059, or $0.52 per basic and diluted share attributable to common stockholders, for the three months ended June 30, 2021.

•	Cash and cash equivalents as of June 30, 2022 and December 31, 2021, were $19,116,419 and $24,783,029, respectively.

Year to Date 2022 (Six-Months) Financial Results

•
General and administrative expenses increased by $685,907, or 35.3%, to $2,629,293 for the six months ended June 30, 2022 from $1,943,386 for the six months ended June 30, 2021. The increase was largely due to various additional costs associated with being a public company including an increase in salaries and related personnel costs due to an increase in headcount and an increase in facility and other allocated overhead costs mainly for additional Directors & Officers (D&O) insurance.

•
Research and Development expenses increased by $1,004,097, or 53.1%, to $2,893,987 for the six months ended June 30, 2022 from $1,889,890 for the six months ended June 30, 2021. The net increase of $1,004,097 largely consists of an increase of $230,390 in compensation and related personnel costs primarily due to an increase in headcount, an increase of $504,169 in clinical-related costs, an increase of $105,587 in material and development costs and an increase of $178,530 in professional and outside consultant costs, all to mainly support the Company’s clinical trials.

•
Sales decreased by $31,263, or 4.8%, to $624,518 for the six months ended June 30, 2022 from $655,781 for the six months ended June 30, 2021. The $31,263 net decrease was largely attributable to the increase in U.S. sales of $26,724 for the six months ended June 30, 2022 as compared to the same period last year, which were offset by the decrease of $57,987 in international sales for the six months ended June 30, 2022 as compared to the same period last year. U.S. units sold increased by 4.1% for the six months ended June 30, 2022 as compared to the same period last year. International sales were $58,045 and $116,032 for both the six months ended June 30, 2022 and 2021, respectively.

•
Sales and marketing expenses increased by $87,393, or 195.7%, to $132,040 for the six months ended June 30, 2022 from $44,647 for the six months ended June 30, 2021 largely due to an increase in compensation and related personnel costs due to an increase in headcount and additional marketing costs mainly associated with the Company’s FemVue social media campaign earlier this year.

•
Cost of sales increased by $24,359, or 12.1%, to $225,028 for the six months ended June 30, 2022 from $200,669 for the six months ended June 30, 2021. The increase in cost of sales was mainly due to increased production personnel labor and overhead costs applied to the Company’s cost of sales for the six months ended June 30, 2022 as compared to the same period last year. Gross margin percentage was 64.0% for the six months ended June 30, 2022 as compared to 69.4% for the six months ended June 30, 2021. The Company expects to see an improvement in its gross margin in the future as it is investing in equipment and tooling which will enable it to reduce labor in certain manufacturing processes and reduce material costs as well.

Net loss was $5,517,131, or $0.47 per basic and diluted share attributable to common stockholders, primarily reflecting the factors noted above, for the six months ended June 30, 2022, compared to $2,913,291, or $1.89 per basic and diluted share attributable to common stockholders, for the six months ended June 30, 2021.

FEMASYS INC.
Balance Sheets
(unaudited)

Assets	June 30, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$19,116,419	24,783,029
Accounts receivable, net	113,960	84,258
Inventory, net	244,181	208,270
Other current assets	854,962	555,853
Total current assets	20,329,522	25,631,410
Property and equipment, at cost:
Leasehold improvements	1,195,637	1,155,332
Office equipment	99,344	99,344
Furniture and fixtures	424,947	424,947
Machinery and equipment	2,434,524	2,261,793
Construction in progress	461,735	379,713
	4,616,187	4,321,129
Less accumulated depreciation	(2,985,367)	(2,722,117)
Net property and equipment	1,630,820	1,599,012
Long-term assets:
Lease right-of-use assets, net	486,926	665,747
Intangible assets, net of accumulated amortization	10,601	25,093
Other long-term assets	663,083	655,418
Total long-term assets	1,160,610	1,346,258
Total assets	$23,120,952	28,576,680

(continued)

FEMASYS INC.
Balance Sheets
(unaudited)

Liabilities and Stockholders’ Equity	June 30, 2022	December 31, 2021
Current liabilities:
Accounts payable	$428,325	445,522
Accrued expenses	551,828	603,787
Clinical holdback - current portion	36,238	18,947
Note payable – current portion	417,841	181,123
Lease liabilities – current portion	394,518	406,674
Other – current	36,037	36,037
Total current liabilities	1,864,787	1,692,090
Long-term liabilities:
Clinical holdback - long-term portion	109,139	149,791
Lease liabilities – long-term portion	209,098	402,417
Total long-term liabilities	318,237	552,208
Total liabilities	2,183,024	2,244,298
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par, 200,000,000 authorized, 11,930,833 shares issued and 11,813,610 outstanding as of June 30, 2022; and 11,921,388 shares issued 11,804,165 outstanding as of December 31, 2021	11,931	11,921
Treasury stock, 117,223 shares	(60,000)	(60,000)
Warrants	567,972	702,492
Additional paid-in-capital	108,675,491	108,418,304
Accumulated deficit	(88,257,466)	(82,740,335)
Total stockholders’ equity	20,937,928	26,332,382
Total liabilities and stockholders' equity	$23,120,952	28,576,680

FEMASYS INC.
Statements of Comprehensive Loss
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Sales	$303,113	326,006	624,518	655,781
Cost of sales	102,353	107,627	225,028	200,669
Gross margin	200,760	218,379	399,490	455,112
Operating expenses:
Research and development	1,472,924	894,868	2,893,987	1,889,890
Sales and marketing	63,177	21,828	132,040	44,647
General and administrative	1,181,938	1,051,399	2,629,293	1,943,386
Depreciation and amortization	142,684	151,359	286,883	304,812
Total operating expenses	2,860,723	2,119,454	5,942,203	4,182,735
Loss from operations	(2,659,963)	(1,901,075)	(5,542,713)	(3,727,623)
Other income (expense):
Interest income, net	26,745	144	29,199	308
Other income	—	821,515	—	821,515
Interest expense	(883)	(3,643)	(3,617)	(7,491)
Other income, net	25,862	818,016	25,582	814,332
Net loss	$(2,634,101)	(1,083,059)	(5,517,131)	(2,913,291)

Net loss attributable to common stockholders, basic and diluted	$(2,634,101)	(1,083,059)	(5,517,131)	(2,913,291)
Net loss per share attributable to common stockholders, basic and diluted	$(0.22)	(0.52)	(0.47)	(1.89)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	11,812,988	2,076,516	11,808,601	1,538,780

About Femasys

Femasys Inc. is a biomedical company aiming to meet women's needs worldwide by developing a suite of product candidates that include minimally invasive, in-office technologies for reproductive health. Its two lead product candidates are FemBloc® permanent birth control and FemaSeed® localized directional insemination for infertility. The Company’s product for fallopian tube assessment by ultrasound, FemVue®, is currently marketed in the United States. Femasys is also advancing FemCath™, an intrauterine catheter for selective evaluation of the fallopian tubes and FemCerv®, an endocervical tissue sampler that is the first product of the technology platform for tissue sampling intended to be marketed alongside its other women-specific medical products in the physician’s office setting. To learn more, visit www.femasys.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our product candidates; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021 and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors
Chuck Padala
LifeSci Advisors, LLC
+1-917-741-7792
chuck@lifesciadvisors.com

Media
Karissa Cross, Ph.D.
LifeSci Communications
kcross@lifescicomms.com

Femasys Inc.
Investor Contact:
IR@femasys.com

Media Contact:
Media@femasys.com